Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Alloy, Inc.

New York, New York

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated April 13, 2009, relating to the consolidated financial statements, the effectiveness of internal control over financial reporting and schedule of Alloy, Inc. appearing in the Company’s Annual Report on Form 10-KA for the fiscal year ended January 31, 2009.

/s/ BDO Seidman, LLP

New York, New York

July 27, 2009